Exhibit 10.1(d)

AIMMUNE THERAPEUTICS, INC.

2015 EQUITY INCENTIVE AWARD PLAN

GLOBAL STOCK OPTION GRANT NOTICE

Aimmune Therapeutics, Inc., a Delaware corporation, (the “Company”), pursuant to its 2015 Equity Incentive Award Plan, as may be amended from time to time (the “Plan”), hereby grants to the holder listed below (the “Participant”), an option to purchase the number of shares of the Company’s common stock (“Stock”), set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth herein, as well as in the Plan and the Global Stock Option Agreement, including any special terms and conditions for the Participant’s country set forth in the appendix attached hereto as Exhibit A (the “Appendix”) (collectively, the “Agreement”), each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Global Stock Option Grant Notice (the “Grant Notice”) and the Agreement.

Participant:	«Participant»
Grant Date:	«Grant_Date»
Vesting Commencement Date:	«VCD»
Exercise Price per Share:	$[ ]
Total Exercise Price:	«Total_Price»
Total Number of Shares Subject to the Option:	«Shares» shares
Expiration Date:	«Expiration»
Vesting Schedule:	«Vesting_Schedule»
Type of Option:	Incentive Stock Option Non-Qualified Stock Option

By accepting the Option via the Company’s online acceptance procedure, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement, and this Grant Notice. The Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement. The Participant further consents to receive Plan documents by electronic delivery and to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company.

Exhibit 10.1(d)

AIMMUNE THERAPEUTICS, INC.

GLOBAL STOCK OPTION AGREEMENT

Pursuant to the Global Stock Option Grant Notice (the “Grant Notice”) to which this Global Stock Option Agreement, including any special terms and conditions for the Participant’s country set forth in the appendix attached hereto as Exhibit A (the “Appendix”) (collectively, this “Agreement”), is attached, Aimmune Therapeutics, Inc., a Delaware corporation (the “Company”), has granted to the Participant an Option under the Company’s 2015 Equity Incentive Award Plan, as may be amended from time to time (the “Plan”), to purchase the number of shares of Stock indicated in the Grant Notice.

ARTICLE 1.

GENERAL

1.1Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

1.2Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE 2.

GRANT OF OPTION

2.1Grant of Option. Effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to the Participant the Option to purchase any part or all of an aggregate of the number of shares of Stock set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement, subject to adjustments as provided in Section 14.2 of the Plan. Unless designated as a Non-Qualified Stock Option in the Grant Notice, the Option shall be an Incentive Stock Option to the maximum extent permitted by law.

2.2Exercise Price. The exercise price of the shares of Stock subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the price per share of the shares of Stock subject to the Option shall not be less than 100% of the Fair Market Value of a share of Stock on the Grant Date. Notwithstanding the foregoing, if this Option is designated as an Incentive Stock Option and Participant is a Greater Than 10% Stockholder as of the Date of Grant, the exercise price per share of the shares of Stock subject to the Option shall not be less than 110% of the Fair Market Value of a share of Stock on the Grant Date.

ARTICLE 3.

PERIOD OF EXERCISABILITY

3.1Commencement of Exercisability.

(a)Subject to Sections 3.2, 3.3, 5.11 and 5.17 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

Exhibit 10.1(d)

(b)No portion of the Option which has not become vested and exercisable at the date of the Participant’s Termination of Service shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and the Participant.

(c)Notwithstanding Sections 3.1(a) hereof and the Grant Notice, but subject to Section 3.1(b) hereof, in the event of a Change in Control the Option shall be treated pursuant to Section 14.2 of the Plan.

3.2Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof.

3.3Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)The Expiration Date set forth in the Grant Notice, which shall in no event be more than ten (10) years from the Grant Date;

(b)If this Option is designated as an Incentive Stock Option and Participant, at the time the Option was granted, was a Greater Than 10% Stockholder, the expiration of five (5) years from the Grant Date;

(c)The expiration of three (3) months from the date of the Participant’s Termination of Service, unless such termination occurs by reason of the Participant’s death or disability; or

(d)The expiration of one (1) year from the date of the Participant’s Termination of Service by reason of the Participant’s death or disability.

3.4Termination of Service.  For purposes of the Option and the Participant’s participation in the Plan, the Participant’s Termination Service will be considered to be the date the Participant is no longer actively providing services to the Company or any of its Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, (i) the Participant’s right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and (ii) the period (if any) during which the Participant may exercise the Option after a Termination of Service will commence on the date the Participant ceases to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where the Participant is employed or terms of his or her employment agreement, if any; the Administrator shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Option.

3.5Special Tax Consequences. The Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options, including the Option (if applicable), are exercisable for the first time by the Participant in any calendar year exceeds $100,000, the Option and such other options shall be Non-Qualified Stock Options to the extent necessary to comply with the limitations imposed by

Exhibit 10.1(d)

Section 422(d) of the Code. The Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder. The Participant also acknowledges that an Incentive Stock Option exercised more than three (3) months after the Participant’s Termination of Employment, other than by reason of death or disability, will be taxed as a Non-Qualified Stock Option.

3.6Responsibility for Taxes.

(a)The Participant acknowledges that, regardless of any action the Company or, if different, the Affiliate that employs the Participant or for which the Participant otherwise provides services (the “Service Recipient”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant's responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient.  The Participant further acknowledges that the Company and the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant of the Option, the vesting or exercise of the Option, the subsequent sale of any shares Stock acquired pursuant to the Option and the receipt of any dividends and (ii) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.  Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax-Related Items.  In this regard, the Participant authorizes the Company and/or the Service Recipient to satisfy any applicable withholding obligations with regard to any Tax-Related Items by one or a combination of the following: withholding from proceeds of the sale of shares of Stock under the Plan, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent). In the event that such withholding by sale of Shares is not advisable or desirable by the Company (in its sole and absolute discretion), the Participant authorizes the Company and/or the Service Recipient to satisfy the applicable withholding obligations by one or a combination of the following: (i) withholding from the Participant’s wages or other cash compensation payable to the Participant by the Company and/or the Service Recipient, (ii) withholding a sufficient number of whole shares of Stock that would otherwise be issued to the Participant upon exercise of the Option having an aggregate value sufficient to pay the Tax-Related Items, or (iii) any other method determined by the Company and compliant with applicable law, provided, however, that if the Participant is a Section 16 officer of the Company under the Exchange Act, then the obligation for Tax-Related Items will be satisfied by one or a combination of, the following: withholding from (i) the proceeds from the sale of Shares or (ii) the Participant’s wages or cash compensation, unless otherwise determined by the Committee (as constituted to satisfy Rule 16b-3 of the Exchange Act) in advance of the withholding event.

(c)The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum rates in the jurisdictions applicable to the Participant, in which case the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in shares of Stock.  Further, if the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, the Participant will be deemed to have been issued the full number of Shares subject to the Option, notwithstanding that a number of shares of Stock is held back solely for the purpose of paying Tax-Related Items.

Exhibit 10.1(d)

(d)The Participant agrees to pay to the Company or the Service Recipient any amount of Tax-Related Items that the Company or the Service Recipient may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means described in this Section.  The Company may refuse to issue or deliver the shares of Stock, or the proceeds of the sale of shares of Stock, if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

ARTICLE 4.

EXERCISE OF OPTION

4.1Person Eligible to Exercise. Except as provided in Section 5.3 hereof, during the lifetime of the Participant, only the Participant may exercise the Option or any portion thereof, unless it has been disposed of pursuant to a DRO. After the death of the Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by the deceased Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

4.2Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof. However, the Option shall not be exercisable with respect to fractional shares of Stock.

4.3Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company; for the avoidance of doubt, delivery shall include electronic delivery), during regular business hours, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof:

(a)An exercise notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator. The notice shall be signed by the Participant or other person then entitled to exercise the Option or such portion of the Option;

(b)The receipt by the Company of full payment for the shares of Stock with respect to which the Option or portion thereof is exercised, including payment of any applicable Tax-Related Items, which Tax-Related Items may be satisfied by one or more of the withholding methods set forth in Section 3.6;

(c)Any other written representations or documents as may be required in the Administrator’s sole discretion to evidence compliance with the Securities Act, the Exchange Act or any other applicable law, rule or regulation; and

(d)In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

Exhibit 10.1(d)

4.4Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Participant:

(a)Cash or check;

(b)With the consent of the Administrator, surrender of shares of Stock (including, without limitation, shares of Stock otherwise issuable upon exercise of the Option) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or

(c)Other legal consideration acceptable to the Administrator (including, without limitation, through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale).

4.5Conditions to Issuance of Stock. The shares of Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares of Stock or issued shares of Stock which have then been reacquired by the Company. Such shares of Stock shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the conditions in Section 12.4 of the Plan and following conditions:

(a)The admission of such shares of Stock to listing on all stock exchanges on which such Stock is then listed;

(b)The completion of any registration or other qualification of such shares of Stock under any state or federal law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)The obtaining of any approval or other clearance from any state, federal or foreign governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d)The receipt by the Company of full payment for such shares of Stock, including payment of any applicable Tax-Related Items, which may be in one or more of the forms of consideration permitted under Section 4.4 hereof; and

(e)The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.

4.6Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any shares of Stock purchasable upon the exercise of any part of the Option unless and until such shares of Stock shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Stock are issued, except as provided in Section 14.2 of the Plan.

Exhibit 10.1(d)

ARTICLE 5.

OTHER PROVISIONS

5.1Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option.

5.2Whole Shares. The Option may only be exercised for whole shares of Stock.

5.3Option Not Transferable.

(a)Subject to Section 4.1 hereof, the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until the Option has been exercised and the shares of Stock underlying the Option have been issued, and all restrictions applicable to such shares of Stock have lapsed. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until the Option has been exercised, and any attempted disposition thereof prior to exercise shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

(b)During the lifetime of the Participant, only the Participant may exercise the Option (or any portion thereof), unless it has been disposed of pursuant to a DRO; after the death of the Participant, any exercisable portion of the Option may, prior to the time when such portion becomes unexercisable under the Plan or this Agreement, be exercised by the Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then-applicable laws of descent and distribution.

(c)Notwithstanding any other provision in this Agreement, the Participant may, if permitted and in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to the Option upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and this Agreement, except to the extent the Plan and this Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Participant’s spouse or domestic partner, as applicable, as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Option shall not be effective without the prior written consent of the Participant’s spouse or domestic partner. If no beneficiary has been designated or survives the Participant, or if the Administrator does not permit a beneficiary to be designated, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by the Participant at any time provided the change or revocation is filed with the Administrator prior to the Participant’s death.

Exhibit 10.1(d)

5.4Tax and Legal Consultation. The Participant understands that Participant may suffer adverse tax consequences as a result of the grant, vesting and/or exercise of the Option, and/or with the purchase or disposition of the shares of Stock subject to the Option. The Participant acknowledges that the Participant should consult with his or her tax, legal and financial consultants in connection with the purchase or disposition of such shares of Stock and that the Participant is not relying on the Company for any tax or legal advice.

5.5Binding Agreement. Subject to the limitation on the transferability of the Option contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

5.6Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the Option in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Stock contemplated by Section 14.2 of the Plan (including, without limitation, an extraordinary cash dividend on such Stock), the Administrator shall make such adjustments the Administrator deems appropriate in the number of shares of Stock subject to the Option, the exercise price of the Option and the kind of securities that may be issued upon exercise of the Option. The Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 14.2 of the Plan.

5.7Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 5.7, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 hereof by written notice under this Section 5.7. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.8Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.9Governing Law. The laws of the State of Delaware, United States of America, shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.   Any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, or relating to or arising from the Plan, may be brought only in the state or federal courts located in the Northern District of California where this grant is made and/or to be performed, and the parties to this Agreement hereby submit to and consent to the sole and exclusive jurisdiction of such courts, and no other courts.

5.10Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any Applicable Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the shares of Stock the Company shall not be required to deliver any shares of Stock issuable upon exercise of the Option prior to the completion of any registration or qualification of the shares of Stock under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the SEC or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the

Exhibit 10.1(d)

Company shall, in its absolute discretion, deem necessary or advisable.  The Participant understands that the Company is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares of Stock.  Further, the Participant agrees that the Company shall have unilateral authority to amend the Agreement without his or her consent to the extent necessary to comply with securities or other laws applicable to issuance of shares of Stock.

5.11Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of the Participant.

5.12Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 5.3 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

5.13Notification of Disposition. If this Option is designated as an Incentive Stock Option, the Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock acquired under this Agreement if such disposition or transfer is made (a) within two (2) years from the Grant Date with respect to such shares of Stock or (b) within one (1) year after the transfer of such shares of Stock to the Participant. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

5.14Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.15Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall be interpreted as forming or amending an employment or service contract with the Company or any of its Affiliates or interfere with or restrict in any way with the right of the Company or any of its Affiliates, which rights are hereby expressly reserved, to discharge or to terminate for any reason whatsoever, with or without cause, the services of the Participant’s at any time

5.16Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.

5.17Section 409A. This Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement (or any Exhibits hereto), if at any time the Administrator determines that the Option (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan,

Exhibit 10.1(d)

the Grant Notice or this Agreement (or any Exhibits hereto), or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the Option to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

5.18Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Stock as a general unsecured creditor with respect to options, as and when exercised pursuant to the terms hereof.

5.19Nature of Grant.  In accepting the grant, the Participant acknowledges, understands and agrees that:

(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(c)all decisions with respect to future options or other grants, if any, will be at the sole discretion of the Company;

(d)the Participant is voluntarily participating in the Plan;

(e)the Option and the shares of Stock subject to the Option, and the income from and value of same, are not intended to replace any pension rights or compensation;

(f)the Option and the shares of Stock subject to the Option, and the income from and value of same, are not part of normal or expected compensation for purposes of, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;

(g)unless otherwise agreed with the Company in writing, the Option and the shares of Stock subject to the Option, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of a subsidiary of the Company;

(h)the future value of the underlying shares of Stock is unknown, indeterminable and cannot be predicted with certainty;

(i)if the underlying shares of Stock do not increase in value, the Option will have no value;

(j)if the Participant exercises the Option and acquires shares of Stock, the value of such shares of Stock may increase or decrease in value, even below the exercise price;

Exhibit 10.1(d)

(k)no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the termination of the Participant's employment or other service relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant's employment agreement, if any); and

(l)neither the Company, the Service Recipient nor any other Affiliate of the Company shall be liable for any foreign exchange rate fluctuation between the Participant's local currency and the United States Dollar that may affect the value of the Option or of any amounts due to the Participant pursuant to the exercise of the Option or the subsequent sale of any shares of Stock acquired upon exercise.

5.20Data Privacy.  By participating in the Plan via the Company’s acceptance procedure, the Participant is declaring that the Participant agrees with the data processing practices described herein and consents to the collection, processing and use of Personal Data (as defined below) by the Company and the transfer of Personal Data to the recipients mentioned herein, including recipients located in countries which do not adduce an adequate level of protection from a European (or other) data protection law perspective, for the purposes described herein.

(a)Declaration of Consent.  The Participant understands that the Participant needs to review the following information about the processing of the Participant’s personal data by or on behalf of the Company, the Service Recipient and/or any Affiliate as described in this Agreement and any other Plan materials (the “Personal Data”) and declare his or her consent.  As regards the processing of the Participant’s Personal Data in connection with the Plan and this Agreement, the Participant understands that the Company is the controller of the Participant’s Personal Data.

(b)Data Processing and Legal Basis.  The Company collects, uses and otherwise processes Personal Data for the purposes of allocating shares of Stock and implementing, administering and managing the Plan.  The Participant understands that this Personal Data may include, without limitation, the Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company or any of its Affiliates, details of all awards or any other entitlement to shares of stock or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor.  The legal basis for the processing of the Participant’s Personal Data, where required, will be the Participant’s consent.

(c)Stock Plan Administration Service Providers.  The Participant understands that the Company transfers the Participant’s Personal Data, or parts thereof, to E*TRADE (and its affiliated companies), an independent service provider based in the United States which assists the Company with the implementation, administration and management of the Plan.  In the future, the Company may select a different service provider and share the Participant’s Personal Data with such different service provider that serves the Company in a similar manner.  The Participant understands and acknowledges that the Company’s service provider will open an account for the Participant to receive and trade shares of Stock acquired under the Plan and that the Participant will be asked to agree on separate terms and data processing practices with the service provider, which is a condition of the Participant’s ability to participate in the Plan.

(d)International Data Transfers.  The Participant understands that the Company and, as of the date hereof, any third parties assisting in the implementation, administration and management of the Plan, such as E*TRADE, are based in the United States.  If the Participant is located outside the United States, the Participant understands and acknowledges that the Participant’s country may have enacted data privacy laws that are different from the laws of the United States.  For example,

Exhibit 10.1(d)

the European Commission has issued only a limited adequacy finding with respect to the United States that applies solely if and to the extent that companies self-certify and remain self-certified under the EU/U.S. Privacy Shield program, which is open to companies subject to Federal Trade Commission jurisdiction and in which the Company participates with respect to employee data. The Company’s legal basis for the transfer of the Participant’s Personal Data, where required, is the Participant’s consent.

(e)Data Retention.  The Participant understands that the Company will use the Participant’s Personal Data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan, or to comply with legal or regulatory obligations, including under tax and securities laws.  In the latter case, the Participant understands and acknowledges that the Company’s legal basis for the processing of the Participant’s Personal Data would be compliance with the relevant laws or regulations.  When the Company no longer needs the Participant’s Personal Data for any of the above purposes, the Participant understands the Company will remove it from its systems.

(f)Voluntariness and Consequences of Denial/Withdrawal of Consent.  The Participant understands that the Participant’s participation in the Plan and the Participant’s consent is purely voluntary.  The Participant may deny or later withdraw the Participant’s consent at any time, with future effect and for any or no reason.  If the Participant denies or later withdraws his or her consent, the Company can no longer offer participation in the Plan to the Participant or offer other equity awards to the Participant or administer or maintain such awards and the Participant would no longer be able to participate in the Plan.  The Participant further understands that denial or withdrawal of the Participant’s consent would not affect the Participant’s status or salary as an employee or service provider or the Participant’s career and that the Participant would merely forfeit the opportunities associated with the Plan.

(g)Data Subject Rights.  The Participant understands that data subject rights regarding the processing of Personal Data vary depending on the applicable law and that, depending on where the Participant is based and subject to the conditions set out in the applicable law, the Participant may have, without limitation, the rights to (i) inquire whether and what kind of Personal Data the Company holds about the Participant and how it is processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data about the Participant that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the processing, processed based on withdrawn consent, processed for legitimate interests that, in the context of the Participant’s objection, do not prove to be compelling, or processed in non-compliance with applicable legal requirements, (iv) request the Company to restrict the processing of the Participant’s Personal Data in certain situations where the Participant feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Personal Data for legitimate interests, and to (vi) request portability of the Participant’s Personal Data that the Participant has actively or passively provided to the Company (which does not include data derived or inferred from the collected data), where the processing of such Personal Data is based on consent or the Participant’s employment and is carried out by automated means.  In case of concerns, the Participant understands that the Participant may also have the right to lodge a complaint with the competent local data protection authority.  Further, to receive clarification of, or to exercise any of, the Participant’s rights, the Participant understands that the Participant should contact his or her local human resources representative.

5.21Language. The Participant acknowledges that he or she is proficient in the English language, or has consulted with an advisor who is proficient in the English language, so as to enable the Participant to understand the provisions of this Agreement and the Plan. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

Exhibit 10.1(d)

5.22Electronic Delivery and Participation.  The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

5.23Severability.  The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

5.24Country-Specific Provisions.  The Participant’s participation in the Plan shall be subject to any special terms and conditions set forth in the Appendix attached hereto for the Participant’s country.  Moreover, if the Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.  The Appendix constitutes part of this Agreement.

5.25Imposition of Other Requirements.  The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Option and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements, consents, authorizations or undertakings that may be necessary to accomplish the foregoing.

5.26Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach, whether or like or different nature.

5.27Exchange Control, Foreign Asset/Account and/or Tax Reporting. The Participant acknowledges that there may be certain exchange control, foreign asset/account and/or tax reporting requirements which may affect the Participant’s ability to acquire or hold shares of Stock or cash received from participating in the Plan (including the proceeds from the sale of shares of Stock and the receipt of any dividends paid on shares of Stock) in a brokerage or bank account outside the Participant’s country.  The Participant may be required to report such accounts, assets or related transactions to the tax or other authorities in the Participant’s country.  The Participant also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to the Participant’s country within a certain time after receipt.  The Participant acknowledges that it is the Participant’s responsibility to comply with such regulations and that the Participant should speak to his or her personal advisor on this matter.

5.28Insider Trading/Market Abuse. The Participant may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the shares of Stock are listed and in applicable jurisdictions, including the United States, the Participant’s country and the designated broker’s country, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of shares of Stock, rights to shares of Stock (e.g., the Option) or rights linked to the value of shares of Stock under the Plan during such times that the Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in the Participant’s country).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  The Participant acknowledges that it is the Participant’s responsibility to comply with any applicable restrictions and that the Participant should speak to his or her personal advisor on this matter.

Exhibit 10.1(d)

Exhibit 10.1(d)

EXHIBIT A

Country-Specific Provisions for Participants Outside the U.S.

Capitalized terms used but not defined in this Exhibit A (the “Appendix”) shall have the same meanings assigned to them in the Grant Notice, the Agreement and the Plan.

Terms and Conditions

This Appendix, which is part of the Agreement, includes additional terms and conditions that govern the Option granted to the Participant under the Plan if the Participant works and/or resides in one of the countries listed below.  If the Participant is a citizen or resident of a country other than the one in which the Participant is currently working (or is considered as such for local law purposes), or if the Participant transfers employment or residency to a different country after the Grant Date, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to the Participant.

Notifications

This Appendix also includes information regarding securities laws, exchange controls and certain other issues of which the Participant should be aware with respect to participating in the Plan.  The information is based on the securities, exchange controls and other laws in effect in the respective countries as of February 2020.  Such laws are often complex and change frequently.  As a result, the Participant should not rely on the information noted herein as the only source of information relating to the consequences of participating in the Plan because the information may be out-of-date at the time the Participant exercises the Option, acquires shares of Stock under the Plan or subsequently sell such shares of Stock.

In addition, the information contained in this Appendix is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of any particular result.  Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation.

If the Participant is a citizen or resident of a country other than the one in which the Participant is currently working (or is considered as such for local law purposes), or the Participant transfers employment or residency to a different country after the Grant Date, the notifications contained in this Appendix may not be applicable to the Participant in the same manner.

France

Terms and Conditions

Option Not Tax-Qualified.  The Option is not intended to qualify for specific tax or social security treatment in France.

Language Consent.  By accepting the grant of the Option, the Participant confirms having read and understood the documents related to the grant (the Grant Notice, the Agreement and the Plan), which were provided in the English language.  The Participant accepts the terms of those documents accordingly.

Consentement Relatif à la Langue.  En acceptant l’attribution d'Option, le Participant confirme avoir lu et compris les documents relatifs à l’attribution (l’Avis d'Attribution, le Contrat et le Plan) qui ont été fournis en langue anglaise.  Le Participant accepte les dispositions de ces documents en connaissance de cause.

Exhibit 10.1(d)

Notifications

Foreign Asset / Account Reporting Notification.  French residents may hold shares of Stock acquired under the Plan outside France, provided they declare all foreign accounts, whether open, current, or closed, in the their income tax return.

Germany

Notifications

Exchange Control Notification.  Cross-border payments in excess of €12,500 (including transactions made in connection with the sale of securities) must be reported monthly to the German Federal Bank (Bundesbank).  If the Participant is a German resident and he or she makes or receives a payment in excess of this amount in connection with the Participant’s participation in the Plan, the Participant must report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).

Ireland

There are no country-specific provisions

Switzerland

Notifications

Securities Law Notification.  Neither this document nor any other materials relating to the Option (i) constitute a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services ("FinSA"), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company or (iii) has been or will be filed with, or approved or supervised by, any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (FINMA).

United Kingdom

Terms and Conditions

Responsibility for Taxes.  The following provision supplements Section 3.6 of the Agreement:

The Participant agrees to indemnify the Company and/or the Service Recipient for all Tax-Related Items that they are required to pay or withhold or have paid or will pay to Her Majesty’s Revenue & Customs (“HMRC”) (or any other relevant authority) on the Participant’s behalf and authorizes the Company and/or the Service Recipient to recover such amounts by any of the means set out in Section 3.6 of the Agreement.  The Participant also agrees to be liable for any Tax-Related Items related to the Option and legally applicable to him or her, and hereby covenants to pay any such Tax-Related items as and when requested by the Company, the Service Recipient or by HMRC (or any other relevant authority).

Notwithstanding the foregoing, if the Participant is an executive officer or director (as within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply.  In the event that the Participant is an executive officer or director and the income tax is not collected from or paid by the Participant within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute a

Exhibit 10.1(d)

benefit to the Participant on which additional income tax and national insurance contributions may be payable.  The Participant acknowledges that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to the HMRC under the self-assessment regime and for paying the Company or the Service Recipient, as applicable, for the value of any employee national insurance contributions due on this additional benefit.